      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 1, 1997

                                                     REGISTRATION NO.
================================================================================

                     SECURITIES  AND  EXCHANGE  COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                      ORANGE AND ROCKLAND UTILITIES, INC.
             (Exact name of registrant as specified in its charter)

NEW YORK                                                         13-1727729
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                             Identification Number)

                  ONE BLUE HILL PLAZA, PEARL RIVER, N.Y. 10965
                                 (914) 352-6000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                            ------------------------

                                   COPIES TO:

                              G.D. CALIENDO, ESQ.
              Senior Vice President, General Counsel and Secretary
                      Orange and Rockland Utilities, Inc.
                              One Blue Hill Plaza
                            Pearl River, N.Y. 10965
                                 (914) 352-6000
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------

                                                     Proposed        Proposed
                                                     maximum         maximum
          Title of each                             aggregate       aggregate
       class of securities         Amount to be      offering        offering       Amount of
        to be registered            registered   price per unit*      price*     registration fee
-------------------------------------------------------------------------------------------------
Common Stock, Par Value
  $5.00 Per Share................     500,000        $30.438       $15,219,000        $4,612
=================================================================================================

     * Determined on the basis of the average of the reported high and low sales prices of the Company's Common Stock on the New York Stock Exchange consolidated tape on April 28, 1997 in accordance with Rule 457(c) under the Securities Act of 1933 solely for the purpose of calculating the registration fee pursuant to Rule 457(h).
================================================================================

PROSPECTUS

                      ORANGE AND ROCKLAND UTILITIES, INC.
                 DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN
                         500,000 SHARES OF COMMON STOCK
                          (PAR VALUE $5.00 PER SHARE)
                            ------------------------

     The Dividend Reinvestment and Stock Purchase Plan (the "Plan") of Orange and Rockland Utilities, Inc. (the "Company") provides holders of shares of the Company's stock with a simple and convenient method of reinvesting their cash dividends and investing optional cash payments in shares of the Company's Common Stock, Par Value $5.00 Per Share (the "Common Stock"), without payment of any brokerage commission or service charge. Optional cash payments may be in varying amounts, but must be at least $25 per payment and may not exceed $5,000 per calendar quarter.

     Dividends on all shares held under the Plan will automatically be reinvested in shares of Common Stock. (See Question 2.)

     The shares of Common Stock purchased under the Plan with reinvested dividends and optional cash payments will, at the discretion of the Company, be original issue shares or shares purchased on the open market by the Agent, or a combination of the foregoing. The Agent will be The Bank of New York, or such other bank or trust company as the Company may from to time designate.

     Any holder of record of shares of the Company's Common Stock, Preferred Stock or Preference Stock is eligible to join the Plan, and participants may withdraw from the Plan at any time.

     The purchase price of shares of Common Stock purchased from the Company with reinvested dividends or optional cash payments will be the average of the daily high and low sale prices of the Company's Common Stock on the New York Stock Exchange consolidated tape for the following period: as to reinvested dividends, the five trading days ending on the first day of the month in which such dividends are paid; as to optional cash payments, the five trading days ending on the first day of the month following the month in which the optional cash payments are received. (See Question 14.)

     The purchase price of shares of Common Stock purchased on the open market with reinvested dividends or optional cash payments will be the average purchase price of such shares, paid by the Agent, as agent for the participants. (See Question 14.)

     Although the Plan contemplates the continuation of quarterly dividend payments, the payment of dividends by the Company on its shares will depend upon future earnings, the financial condition of the Company and other factors.

     The outstanding shares of Common Stock are, and the shares offered hereby will be, upon notice of issuance, listed on the New York Stock Exchange.
                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
   SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
     PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROS-
      PECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  THE DATE OF THIS PROSPECTUS IS MAY 1, 1997.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and the following Regional Offices of the
Commission: New York Regional Office, 7 World Trade Center, 14th Floor, New York, New York 10048 and Chicago Regional Office, 500 W. Madison St., Chicago, Illinois 60661. The Commission maintains a web site (http://www.sec.gov) that contains reports, proxy statements and other information regarding the Company. Such reports, proxy statements and other information may also be inspected at the office of The New York Stock Exchange, Inc., 20 Broad Street, New York, New York, where the Company's common stock is listed.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, which have been filed by the Company with the Commission pursuant to Sections 12, 13(a), 13(c), 14 or 15(d) of the Exchange Act, are incorporated herein by reference:

     (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1996 (including the portions of the 1996 Annual Report to Shareholders and Proxy Statement dated March 7, 1997 incorporated therein by reference).

     (b) The Company's Current Report on Form 8-K, dated April 18, 1997.

     (c) The description of the Company's Common Stock contained in Registration Statement No. 33-25359 on Form S-8.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering made by this Prospectus shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from their respective dates of filing. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company hereby undertakes to provide, without charge, to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of such person, a copy of any or all documents which have been or may be incorporated by reference in this Prospectus, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to the Office of the Treasurer, Orange and Rockland Utilities, Inc., One Blue Hill Plaza, Pearl River, New York 10965 (telephone number 914-577-2457).

                                  THE COMPANY

     The Company is a New York corporation, with its principal executive offices located at One Blue Hill Plaza, Pearl River, New York 10965 (telephone number 914-352-6000). The Company was formed originally under the name Rockland Light and Power Company on May 21, 1926 through the consolidation of a company having that name (organized in 1899), Catskill Power Corporation and Orange County Public Service Company, Inc. Its present name was adopted on February 28, 1958 when The Orange and Rockland Electric Company was consolidated with the Company. The Company has two wholly-owned utility subsidiaries, Rockland Electric Company, a New Jersey corporation ("Rockland Electric"), and Pike County Light & Power Company, a Pennsylvania corporation. The Company and its utility subsidiaries are engaged primarily in the generation, purchase and distribution of electricity and gas in a territory covering approximately 1,350 square miles in portions of southeastern New York, northern New Jersey and northeastern Pennsylvania.

     The Company also has three wholly-owned nonutility subsidiaries, Clove Development Corporation, which holds nonutility real estate properties, O&R Development, Inc., which was formed to promote development in the Company's service territory, and O&R Energy Development, Inc., which sold all of its oil and gas interests effective December 31, 1995 and has ceased operations. In addition, Rockland Electric has a wholly-owned nonutility subsidiary, Saddle River Holdings Corp., which, through subsidiaries, is engaged in natural gas marketing and energy related services and business ventures.

                                    THE PLAN

     Orange and Rockland Utilities, Inc. (the "Company") is offering the holders of shares of its stock the opportunity to purchase shares of its Common Stock, Par Value $5.00 Per Share (the "Common Stock"), through the Dividend Reinvestment and Stock Purchase Plan (the "Plan"). Shareholders who participate in the Plan (the "Participants") may withdraw at any time.

     The following question and answer statements constitute the Plan:

PURPOSE

     1.  What is the purpose of the Plan?

     The purpose of the Plan is to provide holders of record of shares of the Company's Common Stock, Preferred Stock or Preference Stock with a simple and convenient method of reinvesting cash dividends and investing optional cash payments in shares of Common Stock, without payment of any brokerage commission or service charge. The shares of Common Stock purchased may be, in the Company's discretion, either original issue shares of Common Stock purchased from the Company or shares of Common Stock purchased on the open market by the Agent. When original issue shares of Common Stock are purchased from the Company, the Company will receive new equity capital funds available to be used for its continuing construction program and for general corporate purposes. Open market purchases of shares of Common Stock of the Company will be made through The Bank of New York, as Agent for the Company, or such other bank or trust company as the Company may from time to time designate. (See Questions 3, 11 and 13.)

PARTICIPATION OPTIONS AND ADVANTAGES

     2.  What options are available to Participants in the Plan?

     Participants may

     (a) Have cash dividends on all shares of Common Stock, Preferred Stock and Preference Stock held by them automatically reinvested; or

     (b) have cash dividends on some of their shares automatically reinvested, while continuing to receive cash dividends on the other shares; or

     (c) make optional cash payments during any month of at least $25, but not more than $5,000 per quarter, with or without reinvesting dividends on some or all of the shares of stock held by them. (See Question 16.)

     Dividends on all shares held under the Plan will automatically be reinvested in shares of Common Stock.

     No brokerage commission or service charge is paid by Participants in connection with shares of Common Stock purchased under the Plan. The Plan permits fractions of shares, as well as full shares, to be credited to Participants' accounts. In addition, dividends upon such fractions, as well as full shares, will be reinvested in shares of Common Stock and such shares will be credited to Participants' accounts. To the extent shares, at the discretion of the Company, are purchased on the open market, any brokerage commissions in connection with such purchases will be paid by the Company. (See Question 32.)

     Participants can avoid the cumbersome safekeeping of certificates for shares credited to their accounts under the Plan and regular statements of account will be mailed to each Participant as soon as practicable after each investment to provide a record of participation. (See Questions 18 and 20.)

ADMINISTRATION

     3.  Who administers the Plan for Participants?

     The Bank of New York (the "Agent") has been designated by the Company to administer the Plan for Participants, receive Participants' dividends and optional cash payments, keep records, send statements of account to Participants and perform other duties relating to the Plan. Shares of Common Stock purchased under the Plan will be registered in the name of the Agent (or its nominee), as agent for Participants in the Plan. The Agent selects the broker or brokers through which open market purchases under the Plan will be made. In making purchases for a Participant's account, the Agent may commingle the Participant's reinvested dividends and optional cash payments with those of other Participants in the Plan. The Company reserves the right to determine the entity which will administer the Plan. Participants will be notified of any change of the Agent.

PARTICIPATION

     4.  Who is eligible to participate?

     All holders of record of shares of Common Stock, Preferred Stock or Preference Stock are eligible to become Participants in the Plan at any time. A shareholder whose stock is registered in a name other than the shareholder's own name (e.g., in the name of a broker or bank nominee) who wants to participate, must either make appropriate arrangements for the nominee to do so, or must become a stockholder of record by having some or all of the shareholder's shares transferred to the shareholder's name.

     5.  How does an eligible shareholder participate?

     An eligible holder of shares of Common Stock, Preferred Stock, or Preference Stock may join the Plan by signing and returning a Dividend Reinvestment and Stock Purchase Plan Authorization Card ("Authorization Card") to the Agent. A preaddressed postage paid envelope is provided for this purpose. Additional Authorization Cards may be obtained at any time upon written request to the Agent. (See Question 31.)

     6.  When may an eligible shareholder join the Plan?

     An eligible shareholder may join the Plan at any time. If the Authorization Card is received on or before the record date for a dividend payment, reinvestment of dividends will begin with that dividend, unless the Authorization Card indicates Optional Cash Payment only. Dividend payment dates ordinarily are February 1, May 1, August 1 and November 1 with respect to Common Stock and Cumulative Preferred Stock, Series A; February 2, May 2, August 2 and November 2 with respect to $1.52 Convertible Cumulative Preference Stock, Series A; and January 1, April 1, July 1 and October 1 with respect to Cumulative Preferred Stock, Series B through Series H. Corresponding record dates normally precede payment dates by two to three weeks. (See Question 12.) If the Authorization Card is received after the record date, reinvestment of dividends will begin with the next dividend. Authorization cards may be obtained from the Agent upon written request. (See Question 31.) Optional cash payments received will be invested as described in Question 13.

     7.  What does the Authorization Card provide?

     The Authorization Card directs the Company to pay to the Agent the Participant's cash dividends on a designated number of shares of Common Stock, Preferred Stock or Preference Stock, or any combination of such stock, then or subsequently registered in the Participant's name as well as on the shares of Common Stock credited to the Participant's account under the Plan. It also directs the Agent to apply such dividends, and any optional cash payments which the Participant might make, to the purchase of shares of Common Stock in accordance with the Plan's terms and conditions. If only the Optional Cash Payment box on the Authorization Card is checked, a Participant will continue to receive cash dividends on all shares registered in the Participant's name in the usual manner, but any optional cash payment received and dividends on all full or fractional shares purchased under the Plan and credited to the Participant's Plan account will be applied to the purchase of shares of Common Stock under the Plan, which purchases, at the discretion of the Company, may be made directly from the Company or on the open market.

     8.  In whose name will accounts be maintained?

     Shareholder accounts under the Plan are maintained in the names in which certificates of the Participants were registered at the time they entered the Plan.

     9.  How may a Participant change options under the Plan?

     A Participant may change investment options by signing a new Authorization Card and returning it to the Agent. An Authorization Card may be obtained from the Agent upon written request. (See Question 31.) Any change in options with respect to reinvestment of dividends must be received by the Agent prior to the record date for a dividend payment in order to be effective for that particular dividend. (See also Question 6.)

COSTS

     10. What are the costs to Participants in connection with purchases or sales under the Plan and sales upon withdrawal from the Plan?

     There are no service charges or brokerage commissions on shares of Common Stock purchased with reinvested dividends or with optional cash payments. If a Participant requests a sale of shares, the Participant will receive the proceeds, less any brokerage commissions and any transfer taxes, from the sale of shares sold at the Participant's request. All other costs of administration of the Plan are paid by the Company. (See Question 22.) For a discussion of federal income tax considerations applicable whenever the Company pays brokerage commissions in connection with a Participant's purchase of shares on the open market, see Question 32.

PURCHASES OF SHARES

     11.  How are shares of Common Stock acquired under the Plan?

     The Agent, as plan administrator, uses reinvested dividends and optional cash payments to acquire shares of Common Stock for the account of Participants. The Company may, at its discretion, as to reinvested dividends and optional cash payments direct the Agent to (1) purchase original issue shares from the Company; or (2) purchase shares in transactions on the open market; or (3) use a combination of both.

     12. When will shares of Common Stock be purchased with reinvested dividends?

     Dividends to be invested in original issue Common Stock will be reinvested as of the applicable dividend payment date. Dividends to be invested in Common Stock purchased on the open market will be applied by the Agent to such purchases commencing on the applicable dividend payment date (the "First Dividend Reinvestment Date") and continuing until the aggregate of all funds are reinvested. (See Question 6.) If the dividend payment date is not a trading day on the New York Stock Exchange (the "Exchange"), shares will commence being purchased on the next business day which is a trading day on the Exchange. Dividends which have not been applied to the purchase of Common Stock by the end of the month in which the First Dividend Reinvestment Date occurs will be returned to Participants.

     The reinvestment of dividends does not relieve the Participant of any income tax liability which may be payable on such dividends. (For additional information regarding income tax liability, see Question 32.)

     13. When will shares of Common Stock be purchased with optional cash payments?

     Optional cash payments to be invested in original issue Common Stock will be invested as of the first day of the month following the month in which the optional cash payment is received by the Agent.

     Optional cash payments received by the Agent on or before the last day of a month and to be invested in shares of Common Stock purchased on the open market will be applied by the Agent to such purchases commencing the first business day of the month following the month the payment is received which is a trading day on the Exchange and continuing until the aggregate of all funds so received are invested. Optional cash payments which have not been so applied to the purchase of Common Stock by the end of the month will be returned to Participants.

     14. What will be the price of shares of Common Stock purchased under the Plan?

     The Company, at its discretion, may direct the Agent to (1) purchase original issue shares from the Company; or (2) purchase shares in transactions on the open market; or (3) use a combination of both.

     The purchase price of shares of original issue Common Stock purchased from the Company with reinvested dividends will be the average of the daily high and low sale prices for shares of Common Stock on the Exchange consolidated tape for the period of five trading days ending on the first day of the month in which such dividends are paid (the "Dividend Reinvestment Pricing Date") or the period of five trading days immediately preceding the Dividend Reinvestment Pricing Date if the Exchange is closed on that pricing date. The Purchase price of shares of original issue Common Stock purchased from the Company with optional cash payments will be the average of the daily high and low sale prices for shares of Common Stock on the Exchange consolidated tape for the period of five trading days ending on the first day of the month following the month in which the optional cash payments are received (the "Optional Cash Payment Pricing Date")or the period of five trading days immediately preceding the Optional Cash Payment Pricing Date if the Exchange is closed on that pricing date. If there is no trading in shares of Common Stock on the Exchange for a substantial amount of time during any trading day in either five day period referred to above, the purchase price shall be determined by the Company on the basis of such market quotations as it shall deem appropriate. No shares of Common Stock will be sold by the Company under the Plan at less than the par value of the shares.

     The purchase price of shares of Common Stock purchased by the Agent on the open market with reinvested dividends or optional cash payments will be be the average cost of such shares. The average purchase price per share would be determined by dividing the cost of all shares purchased with reinvested dividends or optional cash payments during each investment period by the total number of shares purchased during such period.

     15.  How many shares of Common Stock will be purchased for Participants?

     The number of shares to be purchased depends on the amount of each Participant's dividend or optional cash payment and the price of the shares of Common Stock. (See Question 14.) Each Participant's account will be credited with that number of shares, including fractions computed to four decimal places, equal to the amount to be invested divided by the applicable purchase price.

OPTIONAL CASH PAYMENTS

     16.  How are optional cash payments made?

     The option to make cash payments during any month is available to each Participant at any time after joining the Plan. Each optional cash payment by a Participant must be at least $25 and such payments cannot, in any one calendar quarter, exceed a total of $5,000. Any amount received of less than $25 or any excess over $5,000 per quarter will be returned to the Participant.

     An optional cash payment may be made by a Participant when enrolling by enclosing a check or money order, payable to the order of The Bank of New York, Agent, with the Authorization Card. Thereafter, optional cash payments may be made through the use of the cash payment form included as part of investment statements sent to Participants periodically by the Agent. (See Question 18.) The same amount of money need not be sent each month and there is no obligation to make an optional cash payment each month. (See Question 9.)

     17.  When can optional cash payment investments be stopped?

     Optional cash payments will be returned to the Participant upon written request received by the Agent at any time prior to the last day of a month. (See Question 13.)

     No interest will be paid on optional cash payments, whether invested or returned.

REPORTS TO PARTICIPANTS

     18.  What kind of reports will be sent to Participants in the Plan?

     As soon as practicable after each purchase for a Plan account, a statement will be mailed to the Participant advising the Participant of the investment. THESE STATEMENTS ARE A PARTICIPANT'S CONTINUING RECORD OF THE COST OF PURCHASES AND SHOULD BE RETAINED FOR INCOME TAX PURPOSES. On or before February 1 of the year following each year during which the Plan is in effect, each Participant will receive a cumulative statement of the Participant's account showing (1) the number of shares of Common Stock purchased with reinvested dividends during the preceding calendar year, (2) the number of shares of Common Stock purchased with optional cash payments during the preceding calendar year, (3) the date of each dividend reinvestment and optional cash purchase, (4) the price of each share of original issue Common Stock purchased from the Company and (5) the price of each share of Common Stock purchased on the open market. In addition, each Participant will receive periodically a current Prospectus for the Plan and copies of other communications sent to all holders of shares of Common Stock, including the Company's current Quarterly Report, Annual Report, Notice of Annual Meeting, Proxy, Proxy Statement and information with respect to dividends paid, for reporting to the Internal Revenue Service.

DIVIDENDS

     19.  Will Participants be credited with dividends on fractions of shares?

     Yes.

CERTIFICATES FOR SHARES

     20.  Will certificates be issued for shares purchased?

     Certificates issued by the Company to the Agent (or a nominee) will be held for the accounts of Participants. No certificates will be issued for shares in a Participant's account unless so requested of the Agent in writing, or until the Participant withdraws from the Plan. At any time, a Participant may request the Agent to send certificates for any whole shares credited to the Participant's account. This request should be mailed to the Agent. (See Question 31.) Any remaining whole shares and any fraction of a share will continue to be credited to the Participant's account.

     Shares credited to the account of a Participant under the Plan may not be pledged or assigned. A Participant who wishes to pledge or assign such shares must request that certificates for such shares be issued in the Participant's name.

     Certificates for fractional shares will not be issued under any circumstances.

     21. In whose name will certificates be registered when issued to Participants?

     Certificates for whole shares will be registered in the name(s) in which the account is maintained when issued.

     In addition, a Participant may direct that certificates for whole shares be registered in the Participant's name jointly with others or in a fiduciary capacity when issued.

WITHDRAWAL

     22.  How does a Participant withdraw from the Plan?

     In order to withdraw from the Plan, a Participant must so notify the Agent in writing at the address given in the answer to Question 31. When a Participant withdraws from the Plan or upon termination of the Plan by the Company, certificates for whole shares credited to the Participant's account under the Plan will be issued and a cash payment will be made for any fraction of a share.

     Upon withdrawal from the Plan, a Participant may also request that any number of shares credited to the Participant's account in the Plan be sold. If such sale is requested, the sale, net of brokerage commissions and any transfer taxes, will be made for the Participant's account within five business days after receipt of the request by the Agent.

     Participants should allow three weeks for delivery of the certificates and/or checks.

     23.  When may a Participant withdraw from the Plan?

     A Participant may withdraw from the Plan at any time.

     A withdrawing Participant may stop any investment to be made in a given month if written instruction to do so is received by the Agent on or before the last day of the prior month. (See Questions 12 and 13.) Any dividend or optional cash payment received for which investment has been so stopped by such instruction will be paid or refunded, as applicable.

OTHER INFORMATION

     24. What happens when a Participant who is reinvesting cash dividends on less than all of the shares registered in the Participant's name sells or transfers a portion of such shares?

     If a Participant who is reinvesting the cash dividends on less than all of the shares of Common Stock, Preferred Stock or Preference Stock registered in the Participant's name disposes of a portion of such shares, the Agent will continue to reinvest the dividends on the remainder of the shares up to the number of shares originally authorized.

     25. What happens when a Participant sells or transfers all of the shares registered in the Participant's name?

     If a Participant disposes of all shares of Common Stock, Preferred Stock and Preference Stock registered in the Participant's name, the Agent will continue to reinvest the dividends on shares credited to the Participant's account under the Plan, subject to the Participant's right to withdraw from the Plan at any time.

     26. If the Company has a Common Stock rights offering, how will the rights on the Plan shares be handled?

     No pre-emptive rights attach to shares of Common Stock, Preferred Stock or Preference Stock. If the Company should, nevertheless, determine to offer securities through the issuance of rights to subscribe, warrants representing the rights on all shares held by the Agent under the Plan will be issued to the Agent for the accounts of Participants. The Agent will sell such warrants, apply the proceeds from such sale to the purchase of shares of Common Stock and credit each Participant's account with the Participant's proportionate share of such stock. Any Participant who wishes to exercise stock purchase rights on shares credited to the Participant's account under the Plan must have requested, and the Agent must have received, prior to the record date for any such rights, instructions that the Agent forward certificates for whole shares as provided in Question 20.

     Warrants representing rights on shares registered in a Participant's name will be mailed directly to the Participant in the same manner as to shareholders not participating in the Plan.

     27. What happens if the Company issues a dividend payable in stock or declares a stock split?

     Any dividends payable in stock or split shares distributed by the Company on shares credited to the account of a Participant under the Plan will be added to the Participant's account. Stock dividends or split shares distributed on shares registered in the name of the Participant will be mailed directly to the Participant in the same manner as to shareholders who are not participating in the Plan.

     28. How will a Participant's shares held by the Agent be voted at meetings of holders of Common Stock?

     Each Participant has voting rights on any whole shares of Common Stock which the Agent holds in the Participant's account. Fractional shares will not be voted. Each Participant will receive a form of Proxy and Proxy Statement for purposes of voting any shares registered in the Participant's name as well as the full shares credited to the Participant's account under the Plan.

     29. What are the responsibilities of the Company and the Agent under the Plan?

     The Company and the Agent will not be liable in administering the Plan for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability arising out of failure to terminate a Participant's account upon such Participant's death prior to receipt in writing of notice of such death or with respect to the prices at which shares are purchased or sold for the Participant's account and the times when such purchases or sales are made or with respect to any fluctuation in the market value before or after any purchase or sale of shares.

     THE PARTICIPANT SHOULD RECOGNIZE THAT THE COMPANY CANNOT ASSURE A PROFIT OR PROTECT AGAINST A LOSS ON THE SHARES PURCHASED UNDER THE PLAN.

     30.  May the Plan be changed or terminated?

     Notwithstanding any other provision of the Plan, the Company reserves the right to amend, suspend, modify or terminate the Plan at any time. Notice of any such amendment, suspension, modification or termination will be sent to all Participants.

     31.  Where should correspondence regarding the Plan be directed?

     All correspondence regarding the Plan should be addressed to:
                 The Bank of New York
                 Dividend Reinvestment Department
                 P. O. Box 1958
                 Newark, NJ 07101

     Please refer to Orange and Rockland Utilities, Inc. in all of your correspondence.

FEDERAL INCOME TAX CONSEQUENCES

     32. What are the federal income tax consequences of participation in the Plan?

     THE FOLLOWING IS A SUMMARY OF CERTAIN OF THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATING IN THE PLAN. THE DISCUSSION IS BASED ON CURRENT LAW AND IS FOR GENERAL INFORMATION ONLY. THE DISCUSSION DOES NOT CONSIDER ANY SPECIFIC FACTS OR CIRCUMSTANCES THAT MAY APPLY TO A PARTICULAR PARTICIPANT. ACCORDINGLY, PARTICIPANTS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE UNITED STATES FEDERAL, STATE, LOCAL, NON-UNITED STATES INCOME AND OTHER TAX CONSEQUENCES OF PARTICIPATING IN THE PLAN.

     Dividends which are reinvested by a Participant under the Plan will be treated, for federal income tax purposes, as having been received by the Participant in the form of a taxable stock distribution rather than a cash dividend. A Participant whose dividends are reinvested under the Plan in original issue Common Stock purchased from the Company will therefore be treated as having received a distribution equal to the fair market value, on the dividend payment date, of the shares acquired through such reinvestment. A Participant whose dividends are reinvested under the Plan in shares of Common Stock purchased in the open market will be treated as having received a distribution equal to the purchase price of such shares.

     Generally, a Participant for whom shares of Common Stock are purchased with optional cash payments will not be treated as having received a distribution with respect to the shares so purchased. However, Participants whose shares of Common Stock are purchased in open market transactions with either reinvested dividends or optional cash payments are treated as having received an additional distribution in the amount of the brokerage commissions paid by the Company to purchase those shares of Common Stock in the open market.

     All distributions will be treated as dividends and will be taxable as ordinary income to the extent of the Company's earnings and profits. To the extent that a distribution exceeds the Company's earnings and profits, it is deemed to be a return of capital. A return of capital reduces a shareholder's basis in the shareholder's shares, but not below zero. To the extent a return of capital reduces a shareholder's basis, no gain is recognized. To the extent a return of capital exceeds a shareholder's basis, it is treated as a capital gain. Form 1099 sent to each Participant annually will indicate the total amount of dividends paid to the Participant.

     A corporate recipient of dividends reinvested under the Plan will be entitled to a dividends-received deduction allowed by Section 243 of the Internal Revenue Code (the "Code"). However, if such corporate recipient is subject to the alternative minimum tax, a portion of the dividends-received deduction will be treated as an adjustment that increases alternative minimum taxable income.

     A Participant's basis in shares purchased in the open market either with reinvested dividends or optional cash payments will be equal to the purchase price of such shares, increased by the amount of brokerage commissions paid by the Company and treated as a dividend distribution, as described above. A Participant's basis in shares purchased from the Company with reinvested dividends will be equal to the fair market value of such shares on the dividend payment date. A Participant's basis in shares purchased from the Company with optional cash payments will be equal to the price paid for such shares.

     A Participant will not realize taxable income when the Participant receives certificates for whole shares credited to the Participant's account, either upon request for such certificates or upon withdrawal from or termination of the Plan.

     A Participant who receives, upon withdrawal from or termination of the Plan, a cash adjustment for a fraction of a share credited to the Participant's account will realize a gain or loss with respect to such fraction. Gain or loss will also be realized by a Participant when whole shares are sold pursuant to the Participant's request (see Question 22) or when whole shares are sold or exchanged by the Participant after the shares have been withdrawn from the Plan. The amount of such gain or loss will be the difference between the amount which the Participant receives for the Participant's shares or fraction of a share and the Participant's basis therefor.

     A Participant's holding period for shares of Common Stock acquired through the Plan will begin on the day following the purchase of such shares.

     In the case of a Participant who is subject to 31% "backup withholding" because, for example, of a failure to provide the Company with a valid taxpayer identification number, the Agent will invest in shares of Common Stock an amount equal to the dividends less the amounts withheld by the Company.

     33. What provision is made for foreign Participants whose dividends are subject to income tax withholding?

     In the case of those foreign Participants whose dividends are subject to United States income tax withholding, the Agent will invest in shares of Common Stock an amount equal to the dividends less the amount of tax required to be withheld. The statements confirming purchases made for such foreign Participants will indicate the amount of tax withheld.

     Foreign Participants who check only the Optional Cash Payment box on the Authorization Card will continue to receive cash dividends on shares registered in their names in the same manner as if they were not participating in the Plan. Optional cash payments received from them must be in United States dollars and will be invested in the same manner as payments from other Participants.

                                USE OF PROCEEDS

     No proceeds will be realized by the Company when Plan shares are purchased on the open market. The Company has not determined the number of original issue shares of Common Stock that will be purchased directly from the Company under the Plan, or the amount of proceeds of any such shares. The proceeds to the Company from the issuance and sale of any original issue shares are expected to be used for the Company's continuing construction program and for other general corporate purposes.

                                 LEGAL OPINION

     The validity of the Common Stock being offered pursuant to this Prospectus has been passed upon for the Company by G.D. Caliendo, Esq., Senior Vice President, General Counsel and Secretary of the Company.

                                    EXPERTS

     The financial statements and schedules of the Company incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1996 have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     Sections 721 through 726 of Article 7 of the New York Business Corporation Law ("NYBCL") provide for the indemnification of the Company's directors and officers. Article Five of the Company's By-Laws provides, in summary, for indemnification by the Company, to the fullest extent permitted by law, of each person involved in, or made or threatened to be made a party to any action, suit, claim or proceeding by reason of the fact that such person was a director or officer of the Company or while so serving the Company, such person is or was serving, at the request of the Company, as a director or officer, or in any other capacity, any other enterprise, against judgments, fines, penalties, amounts paid in settlement and expenses, including attorney's fees, actually and reasonably incurred by such person. Article Five of the Company's By-Laws also provides for advancement of expenses with respect to such suits. In addition, Article Five authorizes the Company to purchase indemnity insurance for directors and officers to the extent permitted under Section 726 of the NYBCL.

     Section 402(b) of the NYBCL permits a corporation, with the approval of its shareholders, to include in its certificate of incorporation a provision eliminating or limiting the personal liability of directors to the corporation or its shareholders for damages for any breach of duty in such capacity, subject to certain exceptions. Section 402(b) does not permit the limitation or elimination of personal liability of a director to the corporation or its shareholders for damages for acts or omissions (i) in bad faith; (ii) involving intentional misconduct; (iii) involving a knowing violation of law; (iv) resulting in the director personally gaining a financial profit or other advantage to which he or she was not legally entitled; or (v) violating the provisions of Section 719 of the NYBCL, which prohibits certain corporate actions relating to (a) declarations of dividends, (b) purchases or redemptions by the corporation of its shares, (c) distributions of assets to shareholders after dissolution of the corporation or (d) making of loans to directors. In addition, Section 402(b) of the NYBCL does not affect the availability of equitable remedies. Article Ninth of the Company's Certificate of Incorporation limits the liability of the Company's directors for damages to the maximum extent permissible under Section 402(b) of the NYBCL.

     The Company maintains insurance providing for reimbursement, with certain exclusions and deductions, to the Company for payments the Company makes to indemnify its directors, officers and certain other persons for losses, costs and expenses incurred by them as the result of actions or proceedings brought against them in those capacities, and to directors and officers for any such expenses for which they are not indemnified by the Company. In addition, such insurance covers directors and officers and certain other persons against specified liabilities in connection with the administration of the Company's retirement and benefit plans.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

======================================================

  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THOSE SPECIFICALLY OFFERED HEREBY, NOR IS IT AN OFFER OR SOLICITATION IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFERING IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                            ------------------------

                                         PAGE
Available Information..................     2
Incorporation of Certain Documents by
  Reference............................     2
The Company............................     3
The Plan...............................     3
Use of Proceeds........................    12
Legal Opinion and Experts..............    13
Indemnification for Securities Act
  Liabilities..........................    13

======================================================

======================================================
                                      LOGO

                            ------------------------

                              ORANGE AND ROCKLAND
                                UTILITIES, INC.

                             DIVIDEND REINVESTMENT

                                      AND

                              STOCK PURCHASE PLAN

                            ------------------------

                                   PROSPECTUS

                                  MAY 1, 1997

======================================================

                                    PART II.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.*

        Registration Fees...............................................    $  4,612
        Printing Fees...................................................       7,000
        Accounting Fees.................................................       3,000
        Legal Fees......................................................       3,000
        Agent Fees......................................................     150,000
        Miscellaneous...................................................       2,388
                                                                            --------
                  TOTAL.................................................    $170,000
                                                                            ========

---------------

* Estimated

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Sections 721 through 726 of Article 7 of the New York Business Corporation Law ("NYBCL") provide for the indemnification of registrant's directors and officers. Article Five of registrant's By-Laws provides, in summary, for indemnification by registrant, to the fullest extent permitted by law, of each person involved in, or made or threatened to be made a party to any action, suit, claim or proceeding by reason of the fact that such person was a director or officer of registrant or while so serving the registrant, such person is or was serving, at the request of the registrant, as a director or officer, or in any other capacity, any other enterprise, against judgments, fines, penalties, amounts paid in settlement and expenses, including attorney's fees, actually and reasonably incurred by such person. Article Five of registrant's By-Laws also provides for advancement of expenses with respect to such suits. In addition, Article Five authorizes registrant to purchase indemnity insurance for directors and officers to the extent permitted under Section 726 of the NYBCL.

     Section 402(b) of the NYBCL permits a corporation, with the approval of its shareholders, to include in its certificate of incorporation a provision eliminating or limiting the personal liability of directors to the corporation or its shareholders for damages for any breach of duty in such capacity, subject to certain exceptions. Section 402(b) does not permit the limitation or elimination of personal liability of a director to the corporation or its shareholders for damages for acts or omissions (i) in bad faith; (ii) involving intentional misconduct; (iii) involving a knowing violation of law; (iv) resulting in the director personally gaining a financial profit or other advantage to which he or she was not legally entitled; or (v) violating the provisions of Section 719 of the NYBCL, which prohibits certain corporate actions relating to (a) declarations of dividends, (b) purchases or redemptions by the corporation of its shares, (c) distributions of assets to shareholders after dissolution of the corporation or (d) making of loans to directors. In addition, Section 402(b) of the NYBCL does not affect the availability of equitable remedies. Article Ninth of registrant's Certificate of Incorporation limits the liability of registrant's directors for damages to the maximum extent permissible under Section 402(b) of the NYBCL.

     Reference is made to Article Five of registrant's By-laws (Exhibit 4.2) and Article Ninth of registrant's Restated Certificate of Incorporation (Exhibit 4.1).

     Registrant maintains insurance providing for reimbursement, with certain exclusions and deductions, to registrant for payments registrant makes to indemnify its directors, officers and certain other persons for losses, costs and expenses incurred by them as the result of actions or proceedings brought against them in those capacities, and to directors and officers for any such expenses for which they are not indemnified by registrant. In addition, such insurance covers directors and officers and certain other persons against specified liabilities in connection with the administration of registrant's retirement and benefit plans.

ITEM 16.  EXHIBITS.

     See Exhibit Index immediately preceding the Exhibits included as part of this registration statement.

ITEM 17.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

             Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or
        Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
     1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE HAMLET OF PEARL RIVER, STATE OF NEW YORK, ON THE 1ST DAY OF MAY, 1997.

                                          ORANGE AND ROCKLAND UTILITIES, INC.
                                                   (REGISTRANT)

                                               By    /s/ D. LOUIS PEOPLES
                                              ----------------------------------
                                               (D. LOUIS PEOPLES, VICE CHAIRMAN
                                                         OF THE BOARD OF
                                                DIRECTORS AND CHIEF EXECUTIVE
                                                             OFFICER)

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                                                     CAPACITY IN
                SIGNATURE                           WHICH SIGNING                  DATE
------------------------------------------  ------------------------------  ------------------
            *D. LOUIS PEOPLES               Chief Executive Officer;
------------------------------------------    Director
            (D. LOUIS PEOPLES,
      VICE CHAIRMAN OF THE BOARD OF
  DIRECTORS AND CHIEF EXECUTIVE OFFICER)
              *R. LEE HANEY                 Principal Financial Officer;
------------------------------------------
              (R. LEE HANEY
        SENIOR VICE PRESIDENT AND
         CHIEF FINANCIAL OFFICER)

            *EDWARD M. MCKENNA              Principal Accounting Officer;
------------------------------------------    Controller
            (EDWARD M. MCKENNA
               CONTROLLER)

             *RALPH M. BARUCH               Director
------------------------------------------
            (RALPH M. BARUCH)

           *J. FLETCHER CREAMER             Director
------------------------------------------
          (J. FLETCHER CREAMER)

         *MICHAEL J. DEL GIUDICE            Director
------------------------------------------
         (MICHAEL J. DEL GIUDICE)

                                                     CAPACITY IN
                SIGNATURE                           WHICH SIGNING                  DATE
------------------------------------------  ------------------------------  ------------------

              *JON F. HANSON                Director
------------------------------------------
             (JON F. HANSON)
          *KENNETH D. MCPHERSON             Director
------------------------------------------
          (KENNETH D. MCPHERSON)

          *ROBERT E. MULCAHY III            Director
------------------------------------------
          (ROBERT E. MULCAHY III

          *JAMES F. O'GRADY, JR.            Director
------------------------------------------
         (JAMES F. O'GRADY, JR.)

           *FREDERIC V. SALERNO             Director
------------------------------------------
          (FREDERIC V. SALERNO)

           *LINDA C. TALIAFERRO             Director
------------------------------------------
          (LINDA C. TALIAFERRO)

           *H. KENT VANDERHOEF              Director
------------------------------------------
           (H. KENT VANDERHOEF)
    CHAIRMAN OF THE BOARD OF DIRECTORS

          *By /s/ G. D. CALIENDO                                                   May 1, 1997
------------------------------------------
              G. D. CALIENDO
             ATTORNEY-IN-FACT

                                 EXHIBIT INDEX

    EXHIBIT
    NUMBER                                                                              PAGE NO.
    -------                                                                             --------

      *4.1    -- Restated Certificate of Incorporation dated May 7, 1996 (Exhibit 3.4 to Form 10-Q for the period ended March 31, 1996, File No. 1-4315).

      *4.2    -- By Laws, as amended through June 30, 1995 (Exhibit 3.2 to Form 10-Q for the period ended June 30, 1995, File No. 1-4315).

       4.3    -- Dividend Reinvestment and Stock Purchase Plan
                   (see Prospectus).

       5.1    -- Opinion and Consent of G.D. Caliendo, Esq., Senior Vice President,
                   General Counsel and Secretary of the Company.

      23.1    -- Consent of Arthur Andersen LLP.

      23.2    -- Consent of G.D. Caliendo, Esq., Senior Vice President,
                   General Counsel and Secretary of the Company
                   (included in Exhibit 5.1 hereof).

      24.1    -- Powers of Attorney.

---------------
* Incorporated by reference to the indicated filing.